SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                      Date of Report - October 15, 1997
                      (Date of earliest event reported)


                               GTE Corporation
            (Exact name of registrant as specified in its charter)


                                  NEW YORK
       (State or other jurisdiction of incorporation or organization)


        1-2755                                     13-1678633
(Commission File Number)               (IRS Employer Identification No.)








One Stamford Forum
Stamford, Connecticut                                            06904
(Address of principal executive offices)                       (Zip Code)


                              (203) 965-2000
             Registrant's telephone number, including area code



                           GTE CORPORATION

                                  FORM 8-K

                             ITEM OF INFORMATION


Item 5. Other Events

        In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, GTE Corporation ("GTE" or the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company.

     Forward-Looking Statements

     On October 15, 1997, GTE Corporation issued a press release announcing its proposal to acquire MCI Communications Corporation in a transaction valued at approximately $28 billion in cash or $40 per share. GTE assumes that such a transaction would close by the end of 1998 and would be accounted for as a purchase with the resulting goodwill being amortized over a 40 year period. A copy of the October 15, 1997 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The consummation of the transaction would be subject to certain conditions as described in the press release.

     Based on successful consummation of the proposed transaction at the end of 1998, GTE estimates that earnings-per-share will be essentially flat or slightly higher in 1997 than in 1996, will grow moderately in 1998 as compared with 1997, will grow in the range of 8% to 10% in 1999 as compared to 1998 and will grow at approximately 18% to 20% in 2000 and beyond. Consolidated revenue growth will accelerate from the current 6% to 8% growth rate to 10% to 13% by 2001. In 1999, the combined company is expected to generate approximately $55 billion in revenue. Much of the additional growth is expected to be driven by long distance, video and value-added data communications and Internet-related services.

     Operating income for the combined company is expected to increase to approximately $10 billion in 1999 and grow approximately 15% per year thereafter. GTE expects the growth in operating income to be substantially higher than the growth in revenues. GTE expects the combined company to benefit from cost and revenue synergies in the range of $1.6 billion to $2.0 billion in the second full year following completion of the transaction. By the fifth year following completion of the transaction, cost and revenue synergies are expected to grow to $2.4 billion to $3.0 billion. Cost reductions will result from reduced general & administrative and information technology costs, reduced costs of operation in the long distance, wireless and wireline markets, as well as reduced costs for the combined company's entry into new markets.

     Over the longer term, GTE expects the combined company to achieve annual reductions in capital spending in the range of $200 million to $300 million.

     GTE expects that the transaction will result in a significant decline in GTE's credit ratios in the near-term.


     Risk Factors

     GTE's forward-looking statements are based upon a series of projections and estimates regarding the economy, the telecommunications industry, the proposed transaction, the effects of federal, state and local regulations on the industry in general and within GTE and MCI's markets, as well as key performance indicators which will impact the combined company directly.

     The projections and estimates regarding the economy relate to economic growth, inflation, interest rates and the cost of borrowing.

     The projections and estimates regarding the telecommunications industry relate to the growth in demand for and pricing of services, the effects of competition, the impact of universal service and other regulatory issues affecting local competition and the success of new products, services and new businesses such as video and value-added data communications and Internet-related services.

     The projections and estimates regarding the proposed transaction assume the successful completion of the transaction and relate to its timing and terms. The financial projections assume that the transaction will be financed and closed at the end of 1998 and that the necessary regulatory approvals will be received in a timely manner and free of terms or conditions that would materially adversely affect the existing operations of GTE or MCI or prohibit operation of the combined company in a manner conducive to achieving expected cost and revenue synergies. The projections also assume that the financing necessary to complete the transaction will be available and at terms substantially consistent with those available today.

     With regard to the effects of regulation, GTE has assumed fair and reasonable resolutions to pending and potential federal, state and local regulatory initiatives and proceedings, including arbitration proceedings before various state regulatory commissions.

     In developing its forward-looking statements, GTE has made certain assumptions, in addition to the above, relating to key performance indicators that have a direct bearing on GTE's ability to attain these projections. These assumptions include the annual growth in telephone access lines and minutes of use; the growth in long-distance and cellular volumes and customers as well as the market share of the combined company in the long-distance and wireless area; and the speed and degree of penetration into new and expanded service offerings, such as video and value-added data communications and Internet services. These assumptions also assume the timely achievement by the combined company of certain revenue and cost synergies in addition to previously expected productivity improvements at GTE as well as the absence of disruption to the combined company's markets. Regarding the long-distance and data markets, these assumptions rely on assumed future growth of these markets, the ability of the combined company to gain and expand market share, anticipated advances in technology, the impact of competition, and the completion and integration of planned data networks.

     If future events and actual performance, including the timing, terms or structure of the transaction, differ from that assumed for the risk factors noted above, GTE's actual results could vary significantly from the performance projected in the forward-looking statements.



Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements -- None.

         (b)  Pro Forma Financial Information -- None.

         (c)  Exhibits

              99.1  Announcement of Proposed Merger with MCI.




                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      GTE CORPORATION
                                                        (Registrant)


                                             By:  William M. Edwards, III
                                                  William M. Edwards, III
                                               Vice President and Controller


Date: October 16, 1997